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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:        February 14, 2000

                             LanVision Systems, Inc.
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             (Exact name of registrant as specified in its charter)

        Delaware                      0-28132                    31-1455414
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(State or other jurisdiction        (Commission                 (IRS Employer
  of incorporation)                 File Number)             Identification No.)

               4700 Duke Drive, Suite 170, Mason , OH, 45040-9374
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(Address of principal executive offices)

Registrant's telephone number, including area code     (513) 459-5000
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Item 1.  Changes in Control of Registrant.

Item 2.  Acquisition or Disposition of Assets.

Item 3.  Bankruptcy or Receivership.

Item 4.  Changes in Registrant's Certifying Accountant.

Item 5.  Other Events.

         The Company has previously reported that it was engaged in arbitration proceedings with The Detroit Medical Center ("the Customer") arising from the Company's claim that the Customer was not permitted to terminate its agreement with the Company pursuant to the terms of that contract. Effective as of January 31, 2000, the parties have executed a settlement agreement which amicably resolves all pending and future legal proceedings by the parties, and all claims that the parties have asserted or could assert in the future, relating to the termination of the agreement.

         The Company and the Customer mutually believe that the terms of the settlement are fair and in furtherance of their respective objectives. As a result of this settlement, the Company will be paid its outstanding receivables and certain other amounts due under the contract during the first quarter of fiscal 2000. As a condition to the execution of, and by the terms of, the settlement agreement, the specific terms and conditions of the settlement are confidential.



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         The Company will include approximately $1 million in other income in the Company's financial statements for its fiscal quarter ended January 31, 2000.

Forward Looking Statements

         This Form 8-K contains forward-looking statements. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell LanVision products, the ability of the Company to control costs, availability of products from third party vendors, the healthcare regulatory environment, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, Year 2000 Compliance priorities, fluctuations in operating results and other risks detailed from time to time in the LanVision Systems, Inc. filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 6.  Resignations of Registrant's Directors.

Item 7.  Financial Statements and Exhibits.

Item 8.  Change in Fiscal Year


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LanVision Systems, Inc.

Date: February 14, 2000                  By: /s/ J. Brian Patsy
                                             J. Brian Patsy
                                             Chief Executive Officer

















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